UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 12, 2013

(Date of earliest event reported) August 7, 2013

ONEOK Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On August 7, 2013 ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, with respect to the issue and sale by the Partnership of 10,000,000 common units representing limited partner interests in the Partnership in a public offering (together with an over-allotment option granted to the underwriters to purchase up to an additional 1,500,000 common units).

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Relationships

A portion of the net proceeds of the public offering is expected to be used for general partnership purposes and to repay amounts outstanding under our commercial paper program. Affiliates of certain of the underwriters are dealers under our $1.2 billion commercial paper program and, to the extent that they or their affiliates hold such commercial paper, will receive their respective share of any repayment by us of amounts outstanding thereunder. In particular, an affiliate of UBS Securities LLC holds $58 million of our commercial paper. Affiliates of certain of the underwriters are also lenders under our $1.2 billion revolving credit agreement. Citigroup Global Markets Inc. is also a manager under our $300 million “at-the-market” equity program.

Item 7.01	Regulation FD Disclosure

The Partnership issued a news release on August 7, 2013, attached hereto as Exhibit 99.1, announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K at $49.61 per common unit. Following completion of the public offering and after giving effect to the over-allotment, the Partnership will have 158,627,354 common units outstanding and ONEOK, Inc. and a subsidiary which is the sole general partner of the Partnership, will hold an aggregate ownership interest in the Partnership of approximately 41.3 percent. The general partner of the Partnership will contribute approximately $11.6 million to maintain its two percent general partner interest. The information provided in this Item 7.01 is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P.
By: ONEOK Partners GP, L.L.C., General Partner

Date: August 12, 2013	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated August 7, 2013, among ONEOK Partners, L.P. and Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

8.1	Opinion of Andrews Kurth LLP regarding tax matters.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Andrews Kurth LLP (contained in Exhibit 8.1 hereto).

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of Common Units.